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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

File No. 0-24985

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PACIFICNET.COM, INC.
(Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies: N/A
	2)	Aggregate number of securities to which transaction applies: N/A
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
	4)	Proposed maximum aggregate value of transaction: N/A
	5)	Total fee paid: $ N/A
/ /	Fee paid previously with preliminary materials.

Tony Tong
Chairman of the Board of Directors and
Chief Executive Officer

Dear Stockholder:

        It is my pleasure to invite you to PacificNet.com, Inc.'s 2002 special meeting of stockholders.

        We will hold the meeting on March 14, 2002, at [            ] local time at [            ] in [            ]. In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the notice of special meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about PacificNet.com, Inc.

        Please note that only stockholders of record at the close of business on February 11, 2002 may vote at the meeting. Your vote is important. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

        We look forward to seeing you at the meeting.

Very truly yours,
Tony Tong Chairman of the Board of Directors and Chief Executive Officer [Date]

PACIFICNET.COM, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	March 14, 2002
Time:	[ ]
Place:	[ ]
Phone: ( ); Fax: ( )

Dear Stockholders:

        At our special meeting we will ask you to:

  1.
  Approve a proposed issuance of PacificNet.com, Inc. common stock in a private placement that will result in the issuance of 12,000,000 shares of PacificNet.com, Inc. common stock and a warrant to purchase up to 3,000,000 shares of common stock of PacificNet.com, Inc., representing approximately 62.1% of the number of shares of PacificNet.com, Inc.'s common stock outstanding after the private placement, and which issuance may be deemed to result in a change of control of PacificNet.com, Inc.;

  2.
  Approve a reverse split of PacificNet.com, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain compliance with the minimum bid price requirement of the Nasdaq SmallCap Market in order to maintain the listing of PacificNet.com, Inc.'s common stock on the Nasdaq SmallCap Market;

  3.
  Approve an amendment of PacificNet.com. Inc.'s Certificate of Incorporation to change PacificNet.com, Inc.'s name to PacificNet Inc.; and

  4.
  Transact any other business that may properly be presented at the special meeting or any adjournment thereof.

        Holders of PacificNet.com, Inc., a Delaware corporation (PacificNet) common stock at the close of business on February 11, 2002, are entitled to receive notice of the special meeting and to vote at the meeting. A complete list of these stockholders will be available at our offices at 7808 Creekridge Circle, Suite 101, Bloomington, Minnesota 55439, prior to the meeting.

        All stockholders are cordially invited to attend the special meeting in person. However, whether or not you expect to attend the special meeting in person, you are urged to mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the special meeting. If you send in your proxy card and then decide to attend the special meeting to vote your shares in person, you may still do so. Your proxy may be revoked in accordance with the procedures explained in the Proxy Statement.

By Order of the Board of Directors,
/s/ Charles W. Mueller
Charles W. Mueller Secretary

[Date]
Bloomington, MN

PACIFICNET.COM, INC.

Proxy Statement
Dated [              ]

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement and a proxy card?

        We sent you this proxy statement and the enclosed proxy card because the board of directors of PacificNet.com, Inc., a Delaware corporation (PacificNet), is soliciting your proxy vote at the Special Meeting of Stockholders to be held on March 14, 2002. You are a stockholder of record as of February 11, 2002 and are entitled to vote your shares at the Special Meeting. This preliminary proxy statement summarizes the information you need to vote intelligently on the proposals to be considered at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

        When you sign the proxy card, you appoint [                        ], as your representatives at the special meeting. [                        ] will vote your shares, as you have instructed them on the proxy card, at the special meeting. This way, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, it is a good idea to complete, sign, and return your proxy card in advance of the special meeting in case your plans change. You can always vote in person at the special meeting, even if you have already sent in your proxy card.

        If an issue comes up for a vote at the special meeting that is not on the proxy card, [                        ] will vote your shares, under your proxy, in accordance with their best judgment.

How many votes do I have?

        We will mail this proxy statement, the attached Notice of Special Meeting and the enclosed proxy card on or about February 22, 2002 to all stockholders. Stockholders who owned PacificNet common stock at the close of business on February 11, 2002 (Record Date), are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the special meeting. The required quorum for the transaction of business at the special meeting is a majority of the total number of shares of PacificNet issued and outstanding and entitled to vote on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" (Votes Cast) are treated as being present at the special meeting for purposes of establishing a quorum. With respect to the individual proposals discussed below, proxies marked "ABSTAIN" will not count "FOR" or "AGAINST" the proposal. Broker non-votes and [proxies marked "ABSTAIN"] are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the number of Votes Cast with respect to a proposal on which a broker has expressly not voted.

        A broker non-vote occurs when a broker holding shares for a beneficial owner (i.e., held in "street name") does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (NYSE), which also apply to NYSE member brokers trading in non-NYSE listed shares, brokers may have discretionary authority to vote on reverse stock splits if customer instructions are not provided. As a result, if your shares are held in your broker's name, and you do not return your proxy, your broker may vote your shares in its own discretion with regard to the reverse stock split.

        On the Record Date, there were [            ] shares of common stock of PacificNet issued and outstanding, and each share was entitled to one vote.

What proposals will be addressed at the special meeting?

        We will address the following proposals at the special meeting:

  1.
  To approve a proposed issuance of PacificNet.com, Inc. common stock in a private placement that will result in the issuance of 12,000,000 shares of PacificNet.com, Inc. common stock and a warrant to purchase up to 3,000,000 shares of common stock of PacificNet.com, Inc., representing approximately 62.1% of the number of shares of PacificNet.com, Inc.'s common stock outstanding after the private placement, and which issuance may be deemed to result in a change of control of PacificNet.com, Inc.;

  2.
  To approve a reverse split of PacificNet.com, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain compliance with the minimum bid price requirement of the Nasdaq SmallCap Market in order to maintain the listing of PacificNet.com, Inc.'s common stock on the Nasdaq SmallCap Market;

  3.
  To approve an amendment of PacificNet.com. Inc.'s Certificate of Incorporation to change PacificNet.com, Inc.'s name to PacificNet, Inc.; and

  4.
  To transact any other business that may properly be presented at the special meeting or any adjournment thereof.

Why would the special meeting be postponed?

        The special meeting will be postponed if a quorum is not present on March 14, 2002. If more than half of all of the shares of stock entitled to vote at the special meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the special meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How do I vote in person?

        If you plan to attend the special meeting on March 14, 2002, or at a later date if it is postponed, at [            ], and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

        Whether you plan to attend the special meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the special meeting and vote in person.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

  •
  "For" approval of a proposed issuance of PacificNet.com, Inc. common stock in a private placement that will result in the issuance of 12,000,000 shares of PacificNet.com, Inc. common stock and a warrant to purchase up to 3,000,000 shares of common stock of PacificNet.com, Inc., representing approximately 62.1% of the number of shares of PacificNet.com, Inc.'s common stock outstanding after the private placement, and which issuance may be deemed to result in a change of control of PacificNet.com, Inc.;

  •
  "For" approval of a reverse split of PacificNet.com, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain compliance with the minimum bid price requirement of the Nasdaq SmallCap Market in order to maintain the listing of PacificNet.com, Inc.'s common stock on the Nasdaq SmallCap Market; and

  •
  "For" approval of an amendment of PacificNet.com, Inc.'s Certificate of Incorporation to change PacificNet.com, Inc.'s name to PacificNet Inc.

        If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters that needed to be acted on at the special meeting other than those discussed in this proxy statement.

May I revoke my proxy?

        If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  •
  You may send in another proxy with a later date.

  •
  You may notify PacificNet in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the special meeting, that you are revoking your proxy.

  •
  You may vote in person at the special meeting.

Where are PacificNet's principal executive offices?

        Our principal executive offices are located at 43rd Floor, China Online Centre, 333 Lockhart Road, Hong Kong. Our telephone and facsimile numbers are 011.852.2876.2950 and 011.852.2865.3616, respectively.

What vote is required to approve each proposal?

        Proposal 1:    Approval of a proposed issuance of PacificNet.com, Inc. common stock in a private placement that will result in the issuance of 12,000,000 shares of PacificNet.com, Inc. common stock and a warrant to purchase up to 3,000,000 shares of common stock of PacificNet.com, Inc., representing approximately 62.1% of the number of shares of PacificNet.com, Inc.'s common stock outstanding after the private placement, and which issuance may be deemed to result in a change of control of PacificNet.com, Inc.

        [The affirmative vote of the holders of a majority of all outstanding shares of PacificNet's common stock entitled to vote on this proposal at this meeting will be required for approval of this Proposal 1.]

        Proposal 2:    Approval of a reverse split of PacificNet.com, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain compliance with the minimum bid price requirement of the Nasdaq SmallCap Market in order to maintain the listing of PacificNet.com, Inc.'s common stock on the Nasdaq SmallCap Market.

        [The affirmative vote of the holders of a majority of all outstanding shares of PacificNet's common stock entitled to vote on this proposal at this meeting will be required for approval of this Proposal 2].

        Upon approval by the required stockholder vote and determination by the board of directors that the reverse stock split is in the best interests of PacificNet and its stockholders, the amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation (Amended Certificate) with the Secretary of State of the State of Delaware, which filing is anticipated to occur upon a date no later than one year from the date of the Special Meeting, determined by the board of directors after the stockholder vote on this proposal.

        Proposal 3:    Approval of an amendment of PacificNet.com, Inc.'s Certificate of Incorporation to change PacificNet.com, Inc.'s name to PacificNet Inc.

        [The affirmative vote of the holders of a majority of all outstanding shares of PacificNet's common stock entitled to vote on this proposal at this meeting will be required for approval of this Proposal 3].

        Upon approval by the required stockholder vote, the amendment will become effective upon the filing of the Certificate of Amendment of Certificate of Incorporation (Amended Certificate) with the Secretary of State of the State of Delaware.

Are there any dissenters' rights of appraisal?

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split or the change of corporate name, and we will not independently provide stockholders with any such rights.

Who bears the cost of soliciting proxies?

        PacificNet will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

How can I obtain additional information regarding PacificNet?

        PacificNet is subject to the informational requirements of the Securities Exchange Act of 1934 (Exchange Act), which requires that PacificNet file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including PacificNet, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, PacificNet's Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

INFORMATION ABOUT PACIFICNET STOCK OWNERSHIP

Which stockholders own at least 5% of PacificNet? How much stock is owned by directors and executive officers?

        The following table sets forth information that has been provided to PacificNet with respect to beneficial ownership of shares of PacificNet's common stock as of January 31, 2002 for (i) each person who is known by PacificNet to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of PacificNet, (iii) each executive officer of PacificNet (1), and (iv) all directors and executive officers of PacificNet as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	% of Common Stock Beneficially Owned(2)
B2B Ltd. 8th Floor, Paul Y Centre 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong	2,413,890	24.3%
Ho Shu-Jen(3) 10460 Davison Avenue Cupertino, CA 95014	1,625,000	16.3%
Tony Tong(4) PacificNet.com, Inc. 43rd Floor, 333 Lockhart Road Wanchai, Hong Kong	831,917	8.4%
Fortune E-Commerce Ltd. Room 1502-7, 15/F Tower A. Regent Centre, 63 Wo Yi Hop Road, Kwai Chung, N.T., Hong Kong	796,583	8.0%
Oei Hong Leong c/o B2B Ltd., 8th Floor, Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong	693,995	7.0%
APP China Group Limited 23/F Financial Square, 333 Jou Jiang Road, Shanghai, China 200001	603,472	6.1%
Sino Mart Management Ltd.(5) Akara Building, 24 De Castro Street, Wickams Cay I, Road Town, Tortola, British Virgin Islands	482,778	4.9%
Charles W. Mueller(6) 7808 Creekridge Circle, Suite 101 Bloomington, MN 55439	350,000	3.5%
David Bussmann(7) PacificNet.com, Inc. 43rd Floor, 333 Lockhart Road Wanchai, Hong Kong	30,000	*

Michael B. Gaard(7) PacificNet.com, Inc. 43rd Floor, 333 Lockhart Road Wanchai, Hong Kong	30,000	*
Chih Chueng(7) PacificNet.com, Inc. 43rd Floor, 333 Lockhart Road Wanchai, Hong Kong	30,000	*
Victor Tong(8) PacificNet.com, Inc. 43rd Floor, 333 Lockhart Road Wanchai, Hong Kong	—	*
All directors and officers as a group(9)	1,271,917	12.8%

*
Indicates less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them.

(2)
As to each person or entity named as beneficial owner, such person's or entity's percentage of ownership is determined by assuming that any options held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be, making the percentages calculable on a fully-diluted basis.

(3)
Represents shares of common stock of PacificNet issued to Ms. Ho Shu-Jen, an individual private investor, under the terms of the December 9, 2001 private placement of PacificNet's common stock shares in consideration for $520,000, a price of $.32 per share. Includes 50,000 common stock shares held by Tin Chin Holdings Ltd., a Hong Kong company solely controlled by Ms. Ho Shu-Jen. See the discussion of Proposal 1 below.

(4)
Mr. Tony Tong is currently Chairman of the Board of Directors and Chief Executive Officer of the company. Excludes 482,778 shares owned by Sino Mart Management Ltd., as to which shares Mr. Tony Tong disclaims beneficial ownership. Includes 250,000 shares of common stock exercisable under common stock options issued to Mr. Tong.

(5)
Sino Mart Management Ltd. is owned by Mr. Tong Cho Sam, the father of Mr. Tony Tong. Excludes 12,000,000 and 3,000,000 common stock shares issuable to Sino Mart Management, Ltd. under the terms of the revised Sino Mart subscription agreement and a warrant to purchase additional shares of common stock of the company. See the discussion of Proposal 1 below.

(6)
Mr. Mueller is currently Secretary and a Director of the company. Includes 275,000 shares of common stock exercisable under common stock options issued to Mr. Mueller.

(7)
Current independent directors of PacificNet.

(8)
Mr. Victor Tong was nominated and elected to the board of directors of the company in accordance with the terms and provisions of the Ho Shu-Jen Subscription Agreement (as the term is defined below). He is Mr. Tony Tong's brother. See the discussion of Proposal 1 below.

(9)
1,271,917 shares of PacificNet's common stock are held by the following five (5) named persons—Mssrs. Tony Tong, Mueller, Gaard, Chueng, and Bussmann; includes 615,000 shares of common stock exercisable under common stock options.

Do any of the officers and directors have an interest in the matters to be acted upon?

        To the extent any officers or directors of PacificNet are holders of PacificNet's securities, their interest in the outcome of the Proposal 1 would be the same (on a pro-rata basis) as any other stockholder. However, the following information may be relevant to you. Sino Mart, the accredited investor that proposes to purchase 12,000,000 shares of common stock of PacificNet in one of the transactions addressed in Proposal 1, is one of the original "angel" investors of PacificNet. Mr. Tong Cho-Sam, Executive Director of Sino Mart Management Ltd., a Hong Kong domiciled private business development company, is the father of Tony Tong, PacificNet's Chairman of the Board of Directors and Chief Executive Officer. Tony Tong disclaims any interest in the proposed investment by Sino Mart in PacificNet. See the discussion of Proposal 1 below.

DISCUSSION OF PROPOSALS RECOMMENDED FOR
CONSIDERATION BY STOCKHOLDERS

PROPOSAL ONE

APPROVE A PROPOSED ISSUANCE OF PACIFICNET.COM, INC. COMMON STOCK IN A PRIVATE PLACEMENT THAT WILL RESULT IN THE ISSUANCE OF 12,000,000 SHARES OF PACIFICNET.COM, INC. COMMON STOCK AND A WARRANT TO PURCHASE UP TO 3,000,000 SHARES OF COMMON STOCK OF PACIFICNET.COM, INC., REPRESENTING APPROXIMATELY 62.1% OF THE NUMBER OF SHARES OF PACIFICNET.COM, INC.'S COMMON STOCK OUTSTANDING AFTER THE PRIVATE PLACEMENT, AND WHICH ISSUANCE MAY BE DEEMED TO RESULT IN A CHANGE OF CONTROL OF PACIFICNET.COM, INC.

        On December 9, 2001 PacificNet's Board of Directors (Board) approved two private placements of PacificNet's common stock shares with a Hong Kong domiciled private business development company and an individual investor, respectively, both of which investors qualify as "accredited investors" as the term is defined under Rule 501 of Regulation D as promulgated by the U.S. Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (Securities Act). One of the private placements involves the sale of our common stock to Sino Mart Management, Ltd., a Hong Kong domiciled private business development company (Sino Mart). Sino Mart is one of the founding investors of PacificNet. Mr. Tong Cho-Sam, Executive Director of Sino Mart, is the father of Tony Tong, PacificNet's Chairman of the Board and Chief Executive Officer. The other private placement involves the sale of our common stock to Ms. Ho Shu-Jen, an individual investor. The total amount invested under the terms of these private placements is US $4,000,000.

Sino Mart Management, Ltd. Subscription Agreement

        Under the terms of the December 9, 2001 subscription agreement (Sino Mart Subscription Agreement) between PacificNet and Sino Mart, PacificNet agreed to offer, to sell and to issue to Sino Mart, in a private placement in reliance upon the exemption from registration under Section 4(2) and/or of Rule 506 of Regulation D under the Securities Act, $3,480,000 of its common stock shares at $0.32 per share, payable in cash. The aggregate number of PacificNet's common stock shares issuable under the Sino Mart Subscription Agreement was 10,875,000 shares (certain terms of the Sino Mart Subscription Agreement have been revised and amended, as discussed in detail below). Sino Mart's subscription was to occur in two distinct infusions of cash in the following manner: (1) 25% of the consideration owed to PacificNet under the Sino Mart Subscription Agreement, or $870,000, to be remitted via wire transfer to escrow agent after PacificNet's acceptance of the Sino Mart Subscription Agreement and before December 31, 2001, and (2) 75%, or $2,610,000, to be remitted via wire transfer to the escrow agent on or before one business day following stockholder approval of Sino Mart's proposed investment in PacificNet as required by NASD Marketplace Rules (as described below). As of the date of this filing, Sino Mart has not remitted its first payment in the amount of $870,000 under the Sino Mart Subscription Agreement.

        Under the terms of the Sino Mart Subscription Agreement, PacificNet agreed to prepare and to file a registration statement covering the common stock shares issuable to Sino Mart. PacificNet also agreed, as a condition to closing of the Sino Mart Subscription Agreement, upon closing, to pass a resolution to approve three (3) directors nominated by Sino Mart. As of the date of this filing, Sino Mart has not nominated any directors to the Board. Sino Mart also reserved a right not to close its investment in PacificNet in the event that at the time of closing PacificNet is not in full compliance with The Nasdaq National Market (National Market) continued listing criteria or has not filed with the SEC the registration statement. In accordance with the January 29, 2002, Nasdaq Listing Qualifications Panel's (Panel) exception to the continued listing criteria, issued following the December 13, 2001 hearing held before the Panel, the listing of PacificNet's securities has been transferred from the National Market to the Nasdaq SmallCap Market (SmallCap Market) effective as of January 30, 2002.

        On January 31, 2002, PacificNet agreed to revise certain existing and to add certain new terms of the Sino Mart Subscription Agreement in consideration for Sino Mart's waiving its right not to close its investment in PacificNet. The revised terms are as follows:

          (1)  Sino Mart's $3,480,000 investment in PacificNet will be made in consideration for 12,000,000 common stock shares of PacificNet, at $0.29 per share (as opposed to the originally agreed upon 10,875,000 common stock shares, at $0.32 per share);

          (2)  PacificNet has agreed to issue to Sino Mart a warrant to purchase up to additional 3,000,000 of its common stock shares at $0.29 per share;

          (3)  PacificNet must maintain the listing of its securities on the SmallCap Market;

          (4)  the entire subscription amount ($3,480,000) under the Sino Mart Subscription Agreement will be due and payable within seven (7) days of the receipt of the stockholder approval, but will be fully refunded to Sino Mart in the event that, on or before April 30, 2002, PacificNet is not in full compliance with (i) the terms and conditions of the Panel's exception and (ii) with the SmallCap Market listing criteria.

        As of the date of this filing, the foregoing waiver has been executed by the parties to the Sino Mart Subscription Agreement. Except as otherwise discussed above, all other terms of the Sino Mart Subscription Agreement remain effective.

        Sino Mart is one of the original "angel" investors of PacificNet. Mr. Tong Cho-Sam, Executive Director of Sino Mart, is the Chairman of Talent Industrial Company, a leading manufacturer of electronic components in China, with offices in Shanghai, Hunan, Guilin, ChengDu, and more than 1000 employees throughout China. Since its inception in 1982, Talent Industrial Company has been a leading provider of electronic components to the telecommunications and consumer electronics industries in China. Mr. Tong Cho-Sam is also a director of TalentSoft China Limited, a leading software development company with offices in USA and China. Mr. Tong Cho-Sam is the father of Tony Tong, PacificNet's Chairman of the Board of Directors and Chief Executive Officer. PacificNet intends to use the capital infusion from Sino Mart to provide existing working capital for the expansion of its IT Solutions business.

Ho Shu-Jen Subscription Agreement

        Under the terms of the December 9, 2001 subscription agreement (Shu-Jen Subscription Agreement) between PacificNet and Ho Shu-Jen, an individual investor residing in California (Shu-Jen), PacificNet agreed to offer, to sell and to issue, in a private placement in reliance upon the exemption from registration under Section 4(2) and/or of Rule 506 of Regulation D under the Securities Act, to Shu-Jen $520,000 of its common stock shares at $0.32 per share, payable in cash. The aggregate number of the common stock shares issuable to Shu-Jen is 1,625,000 shares, representing 19.9% of the number of shares of common stock issued and outstanding prior to the conclusion of the transaction. Shu-Jen's payment under the terms of the Shu-Jen's Subscription Agreement was remitted via wire transfer to PacificNet on January 21, 2002. Also, in accordance with the terms of the Shu-Jen Subscription Agreement, the Board approved the nomination of Mr. Victor Tong, Tony Tong's brother, to serve on the Board of the Company

        Biography of Mr. Victor Tong.    Mr. Victor Tong is currently the President and CEO of TalentSoft, Inc. a leading developer of e-commerce software with offices in the United States, Hong Kong, Japan and the People's Republic of China. Mr. Victor Tong was formerly the President at KeyTech, a leading information technology consulting company based in Minneapolis, Minnesota. In

1994 during the dawn of the Internet, Victor Tong was one of the original founders (along with Mr. Tony Tong and Mr. Richard Hui) of Talent Information Management ("TIM"). PacificNet was originally founded as an operating division of TIM. Mr. Victor Tong gained his consulting, systems integration, and technical expertise in client/server systems through his experience at Andersen Consulting, American Express Financial Advisors (IDS), 3M, and the Superconductivity Center at the University of Minnesota. He was awarded as one of the 1999 "CityBusiness 40 Under 40" as one of the 40 people under 40 years of age who are the next generation of Twin Cities business and community leaders. Mr. Tong has received a Bachelor of Science degree in Physics from the University of Minnesota.

        The current Board consists of six members and includes Tony Tong, Charles Mueller, David Bussmann, Michael Gaard, Chih Chueng and Victor Tong. The closing of the Shu-Jen Subscription Agreement occurred on January 21, 2002.

        Ms. Shu-Jen is currently employed at General Bank, a California chartered full service commercial bank. From 1995 to June 1999, she was employed at the same bank as a Vice President and & Commercial Loan Officer. From January 1994 to January 1995, she was employed as a sales representative at Sprite Inc., a PC motherboard manufacturer and distributor in Sunnyvale, CA. From July 1992 to May 1993, Ms. Shu-Jen was employed as a financial consultant by Advance Access Inc., a financial communication service firm in San Mateo, CA. Ms. Shu-Jen holds a Master of Business Administration, concentration in finance San Francisco State University (December 1991).

        Our Board accepted Sino Mart's and Shu-Jen's subscriptions on December 9 and 10, 2001, respectively. We intend to use the proceeds to be received under the Sino Mart and Shu-Jen Subscription Agreements for working capital and other general corporate purposes as well as for the purposes of bringing the company into compliance with the Nasdaq net tangible asset continued listing criterion.

        Under National Association of Securities Dealers, Inc. Marketplace Rule 4350(i)(1)(B) and 4350(i)(1)(D), an issuer whose securities are listed on The Nasdaq Stock Market (Nasdaq), must seek approval of its stockholders, when, in connection with a transaction not involving a public offering, (1) the issuance or potential issuance of its common stock will result in a change of control of the issuer, or (2) the issuer issues common stock in excess of 20% of its common stock outstanding prior to the issuance, respectively. A failure to obtain stockholder approval may be deemed a violation of the Nasdaq corporate governance listing criteria, which, in turn, may result in de-listing of the issuer's common stock shares from Nasdaq.

        As of the date of this filing, PacificNet has 9,948,142 common stock shares issued and outstanding. On December 7, 2001, (the last business day previous to December 9, 2001), the closing bid price for our common stock shares was $0.40 per share. On January 29, 2002, the closing bid price for our common stock shares was $0.30 per share. The aggregate number of PacificNet's common stock shares issuable under the revised Sino Mart Subscription Agreement is 12,000,000 shares, or approximately 56.9% of the number of shares of the company's common stock outstanding after the private placement. However, upon the issuance of the warrant to purchase up to an additional 3,000,000 shares of common stock of the company, Sino Mart may be deemed to be the beneficial owner of 15,000,000 shares of common stock of the company under the rules of attribution of beneficial ownership provided in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. This will increase Sino Mart's beneficial ownership of PacificNet's common stock to approximately 62% of the number of shares of the company's common stock outstanding after the private placement, on a fully-diluted basis, making Sino Mart the largest shareholder of PacificNet. Furthermore, in accordance with respective pre-closing conditions of the Sino Mart and Shu-Jen Subscription Agreements, Sino Mart and Shu-Jen are entitled to elect three (3) and one (1) director(s) to the Board, respectively (as described above, Mr. Victor Tong was elected to the Board in accordance with the term of the Shu-Jen Subscription Agreement).

Currently, the Board consists of six (6) members and adding three (3) more directors may result in the change of control of PacificNet as contemplated by Nasdaq Marketplace Rules. In summary, while the Shu-Jen common stock purchase resulted in the issuance of a number of shares equal to 19.9% of the number of shares issued and outstanding prior to the closing of that transaction, the Sino-Mart and Shu-Jen common stock issuances, in the aggregate, will exceed the 20% Nasdaq stock issuance threshold, and the stock issuances together with the investors' rights to appoint a total of four (4) additional directors to the Board of PacificNet may result in a change in control of PacificNet. Consequently, those transactions require stockholder approval under Nasdaq Marketplace Rules prior to closing of the Sino Mart transaction.

        The Board is soliciting the approval of its stockholders in connection with the Sino Mart transaction described above.

Vote Required; Recommendation of Board of Directors

        [The affirmative vote of the holders of a majority of all outstanding shares of PacificNet's common stock entitled to vote on this proposal at this meeting will be required for approval of this Proposal 1].

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE PROPOSAL DESCRIBED ABOVE.

PROPOSAL TWO

APPROVE A REVERSE SPLIT OF PACIFICNET.COM, INC.'S COMMON STOCK,
TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF
AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE
TO MAINTAIN COMPLIANCE WITH THE MINIMUM BID PRICE REQUIREMENT OF
THE NASDAQ SMALLCAP MARKET IN ORDER TO MAINTAIN THE LISTING OF
PACIFICNET.COM, INC.'S COMMON STOCK ON THE NASDAQ
SMALLCAP MARKET

General

        On December 19, 2001 the Board adopted a resolution approving, declaring advisable and in the best interests of PacificNet and its stockholders to maintain a liquid, viable market for the publicly traded securities of PacificNet and recommending to the stockholders for their approval of an amendment of our Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock if and to the extent that the Board of directors deems it necessary to maintain PacificNet on the SmallCap Market.

        The form of the proposed Amended Certificate to effect the reverse stock split is attached hereto as Appendix A. The Amended Certificate will effect a reverse split of the shares of our common stock issued and outstanding, in a ratio to be determined by the Board, but will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or preferred stock. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. In the event that the stockholders approve this proposal, the Board will determine whether a reverse stock split will be effected, the timing of any reverse stock split, and the ratio of the number of existing shares of common stock that will be combined into a single share of common stock as a result of the reverse stock split. In no event will the reverse split ratio exceed one-for-five shares of common stock. Even if the proposal regarding the reverse split is approved, the Board reserves the right to take no action at all relating to the reverse stock split, if that is what it determines to be the most appropriate procedure in the best interests of stockholders.

Purpose

        The Board approved the reverse stock split because the Board believes that authorization of the reverse stock split is in the stockholders interest in that it would arm the Board with the tools with which it could address the Nasdaq SmallCap Market minimum bid price listing criterion if the bid price per share continues to languish below $1.00.

        Our common stock is listed on Nasdaq under the symbol "PACT". On August 13, 2001, we received notice from Nasdaq Listing Qualifications Staff (Staff) that our common stock had failed to maintain the National Market minimum $4,000,000 net tangible assets/minimum $10,000,000 stockholders' equity requirement for continued listing on the National Market and that this failure had continued beyond the ninety (90) day probationary period allowed under the NASD Marketplace Rules. The letter specified that, as a result of our failure to maintain the continued listing requirement, our common stock would be de-listed from Nasdaq at the close of business on November            , 2001. However, we appealed that decision, and the de-listing was stayed pending a hearing before the Panel on December 13, 2001. In its December 13, 2001 Hearing Memorandum, the Staff further noted that, in addition to the net tangible assets/stockholders' equity continued listing criterion, PacificNet also failed to comply with the minimum bid price and market value of public float listing requirements. The Staff noted that notwithstanding PacificNet's failure to comply with these listing requirements, the company was required to rectify the net tangible assets/stockholders' equity deficiency only. This is so because on September 27, 2001, Nasdaq implemented an emergency moratorium on the enforcement of minimum bid price and market value of public float continued listing requirements. Nasdaq implemented the enforcement moratorium in response to extraordinary market conditions following the tragedy of September 11, 2001. Under the terms of the moratorium, enforcement of the minimum bid price and market value of public float listing requirements was suspended until January 2, 2002, at which time the respective thirty (30) and ninety (90) day probationary periods provided by NASD Marketplace Rules would start anew. On December 12, 2001, Nasdaq also reinstated its net tangible assets/stockholders' equity continued listing requirements. The listing criteria reinstatement will take effect without adjustment.

        At the December 13, 2001 oral hearing before the Panel, our executive management presented PacificNet's plan to regain compliance with the National Market continued listing criterion, and requested that the Panel grant PacificNet adequate time to implement the compliance plan. On January 29, 2002 the Panel granted our request for an exception from the National Market continued listing criteria. Specifically, the Panel notified us that the listing of our securities would be transferred from the National Market to the SmallCap Market effective as of January 30, 2002. Further, under the terms and conditions of the Panel's exception, PacificNet was required to:

  •
  on or before February 4, 2002, file a preliminary proxy statement with the SEC and Staff including a proposal seeking shareholder approval in connection with PacificNet's intent to issue 10,875,000 (as of the date of this Offering, the number of shares of PacificNet issuable under the Sino Mart Subscription Agreement has been revised to 12,000,000 shares to reflect the common stock issuance in consideration for the Sino Mart waiver of its right not to close its investment in PacificNet, as provided in the Sino Mart Subscription Agreement. See discussion of Proposal One above). shares of its common stock under the Sino Mart Subscription Agreement. The company is also required to provide documentation to the Staff evidencing that it has closed the Shu Jen Subscription Agreement and the most recent copy of the Sino Mart Subscription Agreement, and

  •
  on or before April 1, 2002, make a public filing with the SEC and Nasdaq evidencing net tangible assets of at least $5,000,000 and/or shareholders' equity of at least $5,500,000. The public filing must contain a balance sheet no older than 45 days including pro forma adjustments for any significant events or transactions occurring on or before the filing date.

        Also, PacificNet is required to file a SmallCap Market listing application to finalize the transfer of its securities to the SmallCap Market. We are in the process of completing the SmallCap application process. In the event that the Company fails to comply with any terms of the foregoing exception, its securities will be delisted from SmallCap Market without further notice.

        The closing bid price per share of our common stock on January 29, 2002 was $0.30. The Board approved the reverse stock split as a means of attempting to increase the share price of our common stock above $1.00 per share. If our stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share so as to maintain its Nasdaq listing, PacificNet's common stock could cease to be listed on the Nasdaq. In that circumstance we would seek to have our securities listed on the OTC-Bulletin Board. There is no assurance that we would be successful.

Listing on an Alternate Stock Exchange

        The Board reserves the right to apply to list our common stock on a stock exchange other than Nasdaq, if we satisfy the initial listing requirements of that alternate exchange. In order to satisfy the minimum bid price of any such exchange, the Board may effect a reverse stock split intended to increase the bid price to meet initial listing requirements of an alternate exchange. The approval of an application for the listing of securities is a matter solely within the discretion of an alternate stock exchange to which the Board may apply. If the Board were to determine to file a listing application with an alternate stock exchange, there would be no assurance that our listing application would be approved or that our common stock will be listed on such alternate stock exchange.

The Reverse Stock Split May Not Result in an Increase in the Per Share Price of our Common Stock; There Are Other Risks Associated With The Reverse Stock Split

        We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in similar circumstances is varied. There is no assurance that:

  •
  the market price per new share of our common stock after the reverse stock split (New Shares) will rise in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split (Old Shares); and

  •
  the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Nasdaq or that we will otherwise meet the requirements of the Nasdaq for continued inclusion for trading on the Nasdaq.

  •
  in the event that we seek to list our common stock on an alternate exchange, the market price per New Share will exceed or remain in excess of the minimum bid price required by that exchange or that we will otherwise meet the requirements for listing on that exchange.

        The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In addition, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of our common stock and could otherwise adversely affect the liquidity of our common stock.

Principal Effects of the Reverse Stock Split

        The Board will be able to implement a reverse stock split ranging from one-for-one to one-for-five, if the stockholders approve this proposal. In the following discussion, we provide examples of the effects of a reverse stock split at certain specified ratios. Those ratios were selected at random simply to demonstrate the effects of a reverse stock split.

        Corporate Matters.    The reverse stock split would have the following effects on the number of shares of common stock outstanding:

  •
  (1) in the event of a one-for-three reverse stock split, each three of our Old Shares owned by a stockholder would be exchanged for one (1) New Share; (2) in the event of a one-for-five reverse stock split, or each five of our Old Shares owned by a stockholder would be exchanged for one (1) New Share;

  •
  the number of shares of our common stock issued and outstanding will be reduced (1) in the event of a one-for-three reverse stock split from 9,948,142 shares to approximately 3,316,047 shares; or (2) in the event of a one-for-five reverse stock split from 9,948,142 shares to approximately 1,989,628 shares;

  •
  all outstanding options and warrants entitling the holders of these options and warrants to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options or warrants, 1,410,000, or 723,000, in the event of a one-for-three reverse stock split, or a one-for-five reverse stock split, respectively, of the number of shares of our common stock that these holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to three (3), or five (5), respectively, times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise for these options and warrants immediately preceding the reverse stock split (assuming the issuance of a warrant to purchase up to an additional 3,000,000 shares of common stock of the Company to Sino Mart); and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced to one-third (1/3) in the event of a one-for-three reverse stock split, or to one-fifth (1/5), in the event of a one-for-five reverse stock split, respectively, of the number of shares currently included in these plans.

        The reverse stock split will be effected simultaneously for all of our outstanding common stock and the exchange ratio will be the same for all of our outstanding common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in PacificNet, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        In the event the approval for the reverse stock split is obtained, the Board will be authorized to proceed with the reverse stock split. If, at any time during the twelve (12) month period following the special meeting, the bid price falls below $1.00 per share for a thirty (30) consecutive trading day period, and thereby fails to comply with Nasdaq minimum listing requirements or if the Board decides to attempt to list our common stock on an alternate stock exchange, then the reverse stock split may be executed in the discretion of the Board to satisfy the minimum bid price requirement of the Nasdaq or that of any other alternate exchange. We reserve the right not to effect the reverse stock split if, in the Board's opinion, it would not be in the best interests of PacificNet and its stockholders.

        Fractional Shares.    No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the reverse stock split ratio elected, if ever, by the Board, in its sole discretion, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

        Holders of options and warrants to purchase shares of common stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the reverse stock split ratio chosen by the board of directors,, will receive a number of shares of common stock rounded up to the nearest whole number.

        Authorized Shares.    Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase. The following examples highlight the effect of various reverse stock ratios on the authorized number of shares of common stock that are not issued or outstanding:

  •
  in the event no reverse stock split is effected, the number of authorized shares of common stock that are not issued or outstanding would remain unchanged,

  •
  in the event a one-for-three reverse stock split is effected, the number of authorized but unissued shares of common stock would increase from approximately 115,051,858 shares to approximately 121,683,953 shares, and

  •
  in the event a one-for-five reverse stock split is effected, the number of authorized but unissued shares of common stock would increase from approximately 115,051,858 shares to approximately 123,010,372 shares.

        We will continue to have 5,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

        Accounting Matters.    The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the reverse stock split ratio elected by the board of directors (for example, in a one-for-three reverse stock split, the stated capital attributable to our common stock will be reduced to one-third of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares of our common stock outstanding.

        Potential Anti-Takeover Effect.    Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of PacificNet with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our Amended Certificate that could be construed to affect the ability of third parties to take over or change control of PacificNet.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If our stockholders approve the reverse stock split and the Board still believes that the reverse stock split is necessary and is in the best interests of PacificNet and its stockholders, we will file the Amended Certificate with the Secretary of State of Delaware. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. The reverse stock split will become effective at the time specified in the Amended Certificate, which will most likely be some time shortly after the filing of the Amended Certificate, and which we refer to as the effective time (Effective Time). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

        As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. PacificNet expects that its transfer agent, American Stock Transfer and Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal PacificNet sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

Stockholders Should Not Destroy Any Stock Certificate(s) and Should Not Submit Any Certificate(s) Until Requested to Do So.

        Even if the stockholders approve the reverse stock split, PacificNet reserves the right not to effect the reverse stock split if, in the Board's opinion, it would not be in the best interests of PacificNet and its stockholders to effect such a reverse stock split. Therefore, stockholders should retain any certificates they hold until contacted by PacificNet or the exchange agent with instructions for exchange.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

        No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares being exchanged. If fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the New Stock in a taxable transaction. The stockholder's basis in the New Stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

        Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.

Vote Required; Recommendation of Board of Directors

        [The affirmative vote of the holders of a majority of all outstanding shares of PacificNet's common stock entitled to vote on this proposal at this meeting will be required for approval of this Proposal 2].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE
A REVERSE SPLIT OF PACIFICNET'S COMMON STOCK DESCRIBED ABOVE.

PROPOSAL 3

APPROVE AN AMENDMENT OF PACIFICNET.COM. INC.'S
CERTIFICATE OF INCORPORATION TO CHANGE PACIFICNET.COM, INC.'S
NAME TO PACIFICNET INC.

General

        On January 31, 2002, the Board unanimously determined that it is in PacificNet's and its stockholders' best interest to amend our Certificate of Incorporation to effect the change of the company's name from "PacificNet.com, Inc." to "PacificNet Inc." (Name Change Amendment) and directed that the Name Change Amendment be considered at the special meeting of our stockholders. Upon approval of this proposal, our name change will become effective by the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware.

Principal Effects of and Reasons for Name Change

        PacificNet is an Asian information technology solutions provider that develops and implements full-service IT solutions. In fiscal year 2000, we discontinued our business-to-business electronic commerce initiatives to focus on IT consulting services and the licensing of proprietary software technologies. As a result, the Board believes that the change will better reflect our business model going forward. Our stock trading symbol will not be affected by this amendment.

        The name change, if adopted, will not affect the rights of any holder of our common stock, nor of any holder of any right to receive our common stock.

        The text of the proposed amendment to the Certificate of Incorporation is set forth in full in Appendix A hereto and reference is made thereto for a complete statement of its terms. The amendment to the Certificate of Incorporation will become effective upon approval by the shareholders and the filing of the Certificate of Amendment to the Certificate of Incorporation containing such amendment with the Secretary of State of Delaware. If approved by the shareholders, we anticipate that such Certificate of Amendment to the Certificate of Incorporation will be filed as soon as practicable.

Vote Required for Approval

        [The affirmative vote of the holders of a majority of all outstanding shares of PacificNet's common stock entitled to vote on this proposal at this meeting will be required for approval of this Proposal 2].

        The Board unanimously recommends a vote "FOR" the approval of the amendment of the Certificate of Incorporation to change the name of the company to "PacificNet, Inc.", as provided in Appendix A.

OTHER MATTERS

        PacificNet knows of no other matters to be submitted at the special meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of PacificNet may recommend.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        If you wish to present a proposal for inclusion in the proxy materials to be solicited by PacificNet's Board with respect to the next annual meeting of stockholders, such proposal must be presented to PacificNet's management prior to                        , 2002.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

By Order of the Board of Directors
Charles W. Mueller Secretary
Bloomington, MN

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PACIFICNET.COM, INC.

A Delaware Corporation

        The undersigned, Tony Tong and Charles W. Mueller hereby certify that:

        1.    They are the duly elected and acting President and Secretary, respectively, of PacificNet.com, Inc., a Delaware corporation (the "Corporation").

        2.    The Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on April 8, 1987, under the name "Creative Master International, Inc." On July 27, 2000 this Corporation filed a Certificate of Amendment with the Secretary of State of Delaware changing its name from "Creative Master International, Inc." to "PacificNet.com, Inc."

        3.    On December 14, 1998, this Corporation filed a First Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On June 15, 2000, this Corporation filed a Certificate for Renewal and Revival of Certificate of Incorporation with the Secretary of State of the State of Delaware. On July 27, 2000, this Corporation filed a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Delaware.

        4.    Amendments to ARTICLE FIRST and ARTICLE FOURTH of the Corporation's Certificate of Incorporation, set forth below were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        5.    ARTICLE FIRST of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

"FIRST:	The name of the Corporation is PacificNet Inc."

        6.    ARTICLE FOURTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

          "FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is One Hundred and Thirty Million (130,000,000) shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is One Hundred and Twenty-Five Million (125,000,000) with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) with a par value of $.0001 per share. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

          a.    Effective 12:01 a.m. on                        , 2002 (the "Effective Date"), each one (1) share of Common Stock of the Company's issued and outstanding shall, by virtue of this amendment of the of the Company's Certificate of Incorporation, be combined into one-[    ] (1/) of one (1) share of fully paid and nonassessable Common Stock of the Company, subject to treatment of fractional share interests described below. Following the effectiveness of this Certificate of Amendment, the Company will evidence the reverse stock split effected by this paragraph (a) pursuant to the procedures of the Company.

            (i)  No fractional shares of Common Stock of the Company shall be issued. No Stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock record books any purported transfer of any fractional shares of Common Stock of the Company.

          (ii)  A holder of Common Stock, who immediately prior to the Effective Date, owns a number of shares of Common Stock of the Company which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of shares of new Common Stock of the Company, be rounded to the nearest whole number."

Executed at            , on            , 2002.

Tony Tong Chief Executive Officer
Charles W. Mueller Secretary

PROXY
SPECIAL MEETING OF STOCKHOLDERS OF
PACIFICNET.COM, INC.

March 14, 2002

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints [                        ] and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the special meeting of stockholders to be held on March 14, 2002, at [            ] local time at [                        ], or at any adjournment thereof, upon the matters set forth in the Notice of Meeting and Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.
TO APPROVE A PROPOSED ISSUANCE OF PACIFICNET.COM, INC. COMMON STOCK IN A PRIVATE PLACEMENT THAT WILL RESULT IN THE ISSUANCE OF 12,000,000 SHARES OF PACIFICNET.COM, INC. COMMON STOCK AND A WARRANT TO PURCHASE UP TO 3,000,000 SHARES OF COMMON STOCK OF PACIFICNET.COM, INC., REPRESENTING APPROXIMATELY 62.1% OF THE NUMBER OF SHARES OF PACIFICNET.COM, INC.'S COMMON STOCK OUTSTANDING AFTER THE PRIVATE PLACEMENT, AND WHICH ISSUANCE MAY BE DEEMED TO RESULT IN A CHANGE OF CONTROL OF PACIFICNET.COM, INC.

/ / FOR	/ / AGAINST	/ / ABSTAIN
2.
TO APPROVE A REVERSE SPLIT OF PACIFICNET.COM, INC.'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN COMPLIANCE WITH THE MINIMUM BID PRICE REQUIREMENT OF THE NASDAQ SMALLCAP MARKET IN ORDER TO MAINTAIN THE LISTING OF PACIFICNET.COM, INC.'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET.

/ / FOR	/ / AGAINST	/ / ABSTAIN
3.
TO APPROVE AN AMENDMENT OF PACIFICNET.COM. INC.'S CERTIFICATE OF INCORPORATION TO CHANGE PACIFICNET.COM, INC.'S NAME TO PACIFICNET INC.

/ / FOR	/ / AGAINST	/ / ABSTAIN
4.
TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

/ / FOR	/ / AGAINST	/ / ABSTAIN
Dated:
Signature
Dated:
Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
INFORMATION ABOUT PACIFICNET STOCK OWNERSHIP
DISCUSSION OF PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
PROPOSAL ONE
PROPOSAL TWO
PROPOSAL 3
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
  APPENDIX A
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF PACIFICNET.COM, INC. A Delaware Corporation